Exhibit 99.1

Recall Studios Appoints Experienced Financial Leader

Anand Gupta as CFO

New York, NY, November 13, 2018 — Recall Studios, Inc. (OTCQB: BTOP) (“Recall”) today announced it appointed noted financial and business executive, Anand Gupta, as Recall’s Chief Financial Officer to round out the core executive team supporting John Textor, Recall’s Chief Executive Officer. Mr. Gupta will immediately begin streamlining financial operations subsequent to Recall’s recent $200mm acquisition of Evolution AI Corporation (“Evolution”) and Evolution’s majority owned interest in Pulse Evolution Corporation (OTC Pink: PLFX). Mr. Gupta will assist with Recall’s efforts to take advantage of the economies of scale, positioning Recall and the Evolution group of companies to better capitalize on financial opportunities. Likewise, Mr. Gupta will assist with Recall’s aggressive growth plan, balanced across both organic initiatives and strategic acquisitions.

“I look forward to working with Anand in furthering Recall’s comprehensive financial strategy revolving around growth and maximization of shareholder value,” explained Mr. Textor. “Anand strengthens a discipline essential to Recall’s success and I look forward to a long and prosperous journey with him,” added Chairman, Alexander Bafer.

Mr. Gupta has a Big 4 audit background and has extensive financial experience with complex multinational corporations. During his career within the media and entertainment industry, Mr. Gupta has served as the Executive Vice President, Finance and Business Operations at Al Jazeera America, which was a 24x7 cable news network; as Vice-President, Business Planning and Operations at HBO, a premium pay-tv cable channel; as Vice-President, Financial Planning at Warner Bros., a filmed entertainment company; and as the Head of Finance and Business Development at Eidos Interactive, a former leading publisher of video games. Mr. Gupta also worked in public accounting as a member of the audit and assurance practice of KPMG LLP in the U.S. and U.K. and BDO UK LLP in the U.K.

Mr. Gupta is an alumnus of Harvard Business School (Senior Executive Leadership Program) and Wharton Business School (MBA) and holds dual professional membership of the American Institute of Certified Public Accountants and the Institute of Chartered Accountants in England & Wales.

About Recall Studios

We are an entertainment technology company engaged in the development of mixed reality technologies (Virtual Reality and Augmented Reality) and related applications that contribute to a new paradigm of media consumption. We are focused on creating disruptive software, proprietary technology and applications, and immersive content.

Through Evolution|AI Corporation, we focus on the adaptation and development of hyper-realistic human animation technology to enable leading artificial intelligence platforms to interact with consumers in a relatable human form. We intend to develop a robust library of functional human faces, and human characters that will allow people to communicate with leading artificial intelligence platforms, just as they would expect to communicate with another human being.

Through Evolution|AI, which is also a major shareholder of Pulse Evolution Corporation (“Pulse”) and a licensee of its technology, we recently acquired a robust portfolio of technology, acquired from the legendary visual effects company Digital Domain, representing substantially all of the technology developed in connection with the launch and operation of Digital Domain’s Florida animation studio. With the benefit of both the Digital Domain animation and studio technology portfolio, and the market leading human animation technology licensed from Pulse, we are uniquely positioned to be a true pioneer in the globally significant industry emerging through the deployment of artificially intelligent digital humans in society, commerce and education.

Our most recent filings with the Securities and Exchange Commission (the “SEC”) and financial information can be found on the SEC’s website at www.sec.gov.

FORWARD-LOOKING STATEMENTS; ADDITIONAL INFORMATION

Certain statements in this communication related to Recall Studios’ offer to acquire Pulse Evolution, including the combined company’s future performance, results, and plans, are “forward-looking statements” that are subject to risks and uncertainties, are based on management’s current expectations, and as a result of the following risks and uncertainties, among others, actual results and events may differ materially: the consummation of the proposed transaction; the successful integration of Recall Studios and Pulse Evolution and the ability to realize synergies and other benefits; the availability of funds to meet debt obligations and to fund operations and necessary capital expenditures; and the risks and uncertainties detailed by Pulse Evolution in its filings with the OTC. More information on potential factors that could affect our financial results is included from time to time in our SEC filings and reports. Recall Studios disclaims any obligation to update information contained in these forward-looking statements.

The Tender Offer referenced in this press release has not yet commenced. This communication is for information purposes only and is not an offer nor a solicitation of an offer to purchase, sell or exchange securities or a solicitation of a proxy from any stockholder. Subject to future developments, additional documents regarding the proposed transaction, such as a Schedule TO and a registration statement on Form S-4, may be filed with the SEC, which investors should read carefully if and when they become available because they contain important information. Investors may obtain a free copy of the documents filed by Recall Studios, when they are available, from the SEC’s website at www.sec.gov. Recall Studios, its directors and certain of its executive officers may be deemed to be participants in a solicitation of proxies for the proposed transaction.

Information about the directors and executive officers of Recall Studios is set forth in its most recent proxy statement for the annual meeting of stockholders, as filed with the SEC, and will be included in the relevant documents regarding the proposed transaction filed with the SEC.

Contact:

Recall Studios

info@recallstudios.com

212-537-5775